UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005

ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Alliance Semiconductor Corporation (the “Company”) has incurred a loss of knowledge and experience with regard to its accounting policies and procedures, partially due to the continued turnover and lack of adequate internal staff in the accounting and finance department during the quarter ended September 24, 2005. The lapse in accounting policies and procedures coupled with attrition have increased the amount of time required to perform the control procedures and develop the required financial information that is included in the Company’s Quarterly Report on Form 10-Q for the period ended September 24, 2005. Additionally, the Company has continued to work to verify certain financial results reported by a company in which Alliance Ventures Management (“AVM”) owns greater than 20 percent and holds a Board seat. To date, the Company has not been able to complete the preparation of its Quarterly Report on Form 10-Q for the period ended September 24, 2005. However, Alliance has been diligently working to complete this process and will file its Quarterly Report on Form 10-Q for the period ended September 24, 2005 as soon as possible.
Since assuming office on October 31, 2005, the Company’s newly constituted Board of Directors has been thoroughly evaluating Alliance’s businesses and operations. Specifically, the Board is evaluating all aspects of the Company’s operating businesses. In addition, the Board is reviewing the Company’s holdings under AVM to determine the most appropriate way to maximize stockholder value. The Board is retaining Needham & Company to explore potential transactions on behalf of Alliance.
To assist the Board in its assessments, the Board has formed a special Strategic Committee. The Strategic Committee is charged with providing daily direction and oversight to the Company’s officers, employees, consultants and outside service providers with respect to strategic matters. The Strategic Committee is chaired by Bryant R. Riley and is comprised of Messrs. Bryant Riley, J. Michael Gullard and Alan B. Howe. Additionally, the Company’s newly constituted Board of Directors has retained Mel Keating to serve as a special consultant to the Company, reporting directly to the Board of Directors. Mr. Keating has extensive operational experience, most recently through serving as the Executive Vice President, CFO and Treasurer of Quovadx, Inc. Previously, he served as a consultant to Warburg Pincus Equity Partners assisting with and creating certain portfolio companies. Mr. Keating holds two Masters’ degrees from The Wharton School at the University of Pennsylvania.
During the Company’s second fiscal quarter it sold 20,000,000 shares of common stock in United Microelectronics Corporation (“UMC”). Subsequent to the close of the Company’s second fiscal quarter it has sold 26,000,000 shares of UMC common stock, including the sale of 18,000,000 shares of UMC common stock since the reconstitution of the Board and currently holds approximately 69,100,000 shares. The Company continues to be committed to a liquidation of the UMC position by the end of calendar 2005.
Forward-Looking Statements
Except for historical information, the above statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from the results implied by these forward-looking statements, depending on a variety of factors, including the general state of the economy and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: November 11, 2005	By:	/s/ N. Damodar Reddy
N. Damodar Reddy
Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer